FOR IMMEDIATE RELEASE
                                                             January 11, 1999


                         POINT WEST CAPITAL CORPORATION
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                  ANNOUNCES FORMATION OF POINT WEST SECURITIES
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         SAN FRANCISCO-(January 11, 1999) Point West Capital Corporation (Nasdaq

Symbol:  PWCC) today  announced that it recently  formed Point West  Securities,

LLC, a broker-dealer licensed by the National Association of Securities Dealers,

Inc. and  registered  with the Securities  and Exchange  Commission.  Point West

Securities is licensed as a broker dealer in California,  Colorado, Connecticut,

Delaware, Illinois, Maryland, Minnesota, New Jersey, Oregon and Pennsylvania and

has applied to be licensed as a broker dealer in approximately 13 other states.

         Point West Securities will offer investment  banking services targeting

e-commerce,  telecommunications,  internet and other technology growth companies as well as provide  equity  research  and  brokerage  services to  institutional investors.

         The Company  reported  that Point West  Securities  hired as a Managing

Director  Michael  Gallo (42),  formerly a managing  director with Morgan Fuller

Capital Group.  Mr. Gallo has 18 years of experience in the securities  industry with firms  including Bear Stearns,  Genesis  Merchant  Group,  J.P.  Morgan and

Merrill Lynch.

         Ward Rotter, the Chief Financial Officer of Point West Capital, a

financial services firm, stated that Point West Capital viewed the expansion of its financial services into the broker dealer business to be synergistic with its other businesses and that it saw opportunity in light of the recent consolidation of broker dealers, especially in the San Francisco Bay area.

KEYWORD CALIFORNIA AND INDUSTRY KEYWORD: SPECIALTY FINANCE).
CONTACTS:  POINT WEST CAPITAL CORPORATION, SAN FRANCISCO.
Alan B. Perper, 415/394-9467